                                                                      Exhibit 11

                   VALLEY FORGE CORPORATION AND SUBSIDIARIES
                       Computation of Earnings per Share
                                  (Unaudited)


                                                        Three Months Ended                   Nine Months Ended
                                                        -------------------                  ------------------
                                                           September 30,                        September 30,
                                                           -------------                        -------------

                                                       1996              1995              1996               1995
                                                       ----              ----              ----               ----
PRIMARY:
Weighted average common shares
     outstanding                                        2,667,733        2,665,640          2,667,678          2,660,780
Common equivalent shares                                   69,124           75,902             79,629             70,653
                                                      -----------      -----------        -----------        -----------
Weighted average common shares and
     common equivalent shares outstanding               2,736,857        2,741,542          2,747,307          2,731,433
                                                        =========        =========          =========          =========


Net income                                               $709,000         $696,000         $2,732,000         $2,682,000
                                                         ========         ========         ==========         ==========


Primary earnings per share                                   $.26             $.25               $.99               $.98
                                                             ====             ====               ====               ====


FULLY DILUTED:
Weighted average common shares
     outstanding                                        2,667,733        2,665,640          2,667,678          2,660,780
Common equivalent shares                                   77,268           82,632             87,664             75,027
                                                      -----------      -----------        -----------        -----------
Weighted average common shares and
     common equivalent shares outstanding               2,745,001        2,748,272          2,755,342          2,735,807
                                                        =========        =========          =========          =========


Net income                                               $709,000         $696,000         $2,732,000         $2,682,000
                                                         ========         ========         ==========         ==========


Fully diluted earnings per share                             $.26             $.25               $.99               $.98
                                                             ====             ====               ====               ====





                                       12